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Exhibit 23


                      Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-48624 and No. 65406) of Opta Food Ingredients, Inc. of our report dated February 9, 1999 appearing on page F-1 of this Form 10-K.


PricewaterhouseCoopers LLP
Boston, MA
March 23, 1999